Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2011 Results

Fourth Quarter 2011 Overview

•

Revenue of $43.1 million, compared to revenue of $50.7 million for the fourth quarter of 2010. The fourth quarter of 2010 included a positive $6.0 million one-time revenue item in the individual and family plan business

•

Operating income of $4.4 million, compared to operating income of $16.1 million for the fourth quarter of 2010. Fourth quarter 2010 operating income benefitted from $5.9 million of operating income related to the one-time revenue item

•	EBITDA of $7.2 million, compared to EBITDA of $18.7 million for the fourth quarter of 2010, including $5.9 million of operating income related to the one-time revenue item in 2010

•	Submitted applications for IFP products decreased 7% from the fourth quarter of 2010

•	Total approved members increased 9% from the fourth quarter of 2010

•	GAAP operating margins of 10% and non-GAAP operating margins of 15% for the fourth quarter of 2011

•	GAAP net income of $2.3 million, or $0.11 per diluted share, and non-GAAP net income of $3.7 million, or $0.18 per diluted share, for the fourth quarter of 2011

•	Cash flows from operations were $2.5 million, compared to cash flows from operations of $3.6 million for the fourth quarter of 2010

MOUNTAIN VIEW, Calif.—February 16, 2012—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011.

Gary Lauer, chief executive officer of eHealth stated, “2011 was a dynamic and productive year for eHealth. In the face of many changes, we generated strong earnings and cash flow, achieved significant progress across key aspects of our Medicare business and are projecting a return to revenue and earnings per share growth for 2012.”

Fourth Quarter Results

Revenue—Revenue for the fourth quarter of 2011 totaled $43.1 million, a 15% decrease compared to revenue of $50.7 million for the fourth quarter of 2010. Revenue for the fourth quarter of 2010 included a one-time revenue item of $6.0 million, reflecting a commission prepayment received from a health insurance carrier on a number of existing policies and members. Revenue for the fourth quarter of 2011 declined 4% compared to revenue of $44.7 million for the fourth quarter of 2010 excluding this one-time revenue item.

Stuart Huizinga, chief financial officer of eHealth commented, “The year-over-year decline in fourth quarter revenue was attributed primarily to a reduction in our individual and family product commission revenue offset by strong results in our emerging Medicare business, including growth in our Medicare commission and referral-based revenue. Fourth quarter 2011 Medicare revenue was approximately $12.5 million.”

Submitted Applications—Submitted applications for individual and family products decreased 7% in the fourth quarter of 2011 to 103,200 applications, compared to 111,200 applications in the fourth quarter of 2010.

Membership—Estimated membership at December 31, 2011 totaled 815,500 members, a 5% increase over estimated membership of 778,300 at December 31, 2010. Total approved members, including individual and family plan, Medicare plan and other product members, increased 9% to 139,600 in the fourth quarter of 2011 versus 128,300 in the fourth quarter of 2010.”

Operating Income—Operating income for the fourth quarter of 2011 was $4.4 million, compared to operating income of $16.1 million for the fourth quarter of 2010, which included $5.9 million of income associated with the one-time revenue item. Operating margins were 10% and 32% in the fourth quarters of 2011 and 2010, respectively. Operating income for the fourth quarter of 2011 reflected eHealth’s strategic investment in the Medicare business, primarily in the areas of marketing and advertising and customer care and enrollment.

Non-GAAP operating income for the fourth quarter of 2011 was $6.6 million, compared to non-GAAP operating income of $12.2 million for the fourth quarter of 2010. Non-GAAP operating margins were 15% and 27% in the fourth quarters of 2011 and 2010, respectively. Non-GAAP operating income and margins in the fourth quarter of 2011 exclude $1.5 million of stock-based compensation expense and $0.8 million of intangible asset amortization expense. Non-GAAP operating income and margins in the fourth quarter of 2010 exclude the one-time revenue item of $6.0 million, $0.1 million of cost of revenue associated with the one-time revenue item, $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA for the fourth quarter of 2011 was $7.2 million, a 62% decrease compared to EBITDA of $18.7 million for the fourth quarter of 2010. EBITDA in the fourth quarter of 2010 included $5.9 million of pre-tax income associated with the one-time revenue item.

Pre-tax Income—Pre-tax income for the fourth quarter of 2011 was $4.4 million, compared to pre-tax income of $16.1 million for the fourth quarter of 2010, which included $5.9 million of pre-tax income associated with the one-time revenue item.

Net Income—Net income for the fourth quarter of 2011 was $2.3 million, or $0.11 per diluted share, compared to net income of $8.6 million, or $0.38 per diluted share for the fourth quarter of 2010. Net income in the fourth quarter of 2010 included $3.5 million of net income associated with the one-time revenue item. Non-GAAP net income for the fourth quarter of 2011 was $3.7 million, or $0.18 per diluted share, compared to non-GAAP net income of $6.5 million, or $0.28 per diluted share for the fourth quarter of 2010. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2011 exclude $1.5 million of stock-based compensation expense and $0.8 million of intangible asset amortization expense, less $0.8 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2010 exclude the one-time revenue item of $6.0 million, $0.1 million of cost of revenue associated with that one-time revenue item, $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $1.8 million for related income tax expense.

Cash Flows and Cash Balance—Cash flows from operations for the fourth quarter of 2011 were $2.5 million, compared to cash flows from operations of $3.6 million for the fourth quarter of 2010.

Cash and cash equivalents as of December 31, 2011 totaled $123.6 million, compared to $128.1 million as of December 31, 2011. The change in cash and cash equivalents reflects $25.4 million used to repurchase 1.9 million shares of our common stock related to our stock repurchase program. In January 2012, eHealth completed a $30 million share repurchase program at an average per share price of $13.78.

Fiscal 2011 Results

Revenue—Revenue totaled $151.6 million for the year ended December 31, 2011, a 5% decrease compared to revenue of $160.4 million for the year ended December 31, 2010. 2011 Medicare revenue was approximately $20 million, consisting primarily of commission and referral-based revenue.

Operating Income—Operating income for the year ended December 31, 2011 was $13.2 million, a 59% decrease compared to operating income of $32.6 million for the year ended December 31, 2010. Operating margins were 9% and 20% for the years ended December 31, 2011 and 2010, respectively.

EBITDA—EBITDA for the year ended December 31, 2011 was $24.7 million, a 42% decrease compared to EBITDA of $42.3 million for the year ended December 31, 2010.

Pre-tax Income—Pre-tax income for the year ended December 31, 2011 was $13.2 million, a 60% decrease compared to pre-tax income of $32.6 million for the year ended December 31, 2010.

Net Income—Net income for the year ended December 31, 2011 was $6.7 million, or $0.31 per diluted share, compared to net income for the year ended December 31, 2010 of $17.5 million, or $0.73 per diluted share.

Cash Flows—Cash flows from operations for the year ended December 31, 2011 were $22.5 million, a 10% increase compared to $20.5 million for the year ended December 31, 2010.

2012 Guidance

eHealth is providing guidance for the full year ending December 31, 2012 based on information currently available:

•	Total revenue is expected to be in the range of $150 million to $156 million

•	Stock-based compensation expense is expected to be in the range of $6.5 million to $8 million

•	EBITDA* is expected to be in the range of $21 million to $26 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.56 to $0.66 per share, compared to non-GAAP net income per diluted share of $0.59 in 2011

*	EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, interest and other (income) expense, net and provision for income taxes to GAAP net income.
**	Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 16, 2012 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-356-3093 for domestic callers and 617-597-5381 for international callers. The participant passcode is 66571542. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 90594716. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.PlanPrescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding revenue and earnings per share growth for 2012 and guidance for total revenue, stock-based compensation expense, EBITDA, and non-GAAP net income per diluted share for the year ending December 31, 2012. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s success in marketing and selling Medicare-related health insurance plans and leads for such plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; eHealth’s membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; success in the sale of sponsorship advertising; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare related leads; government approval of marketing material, including websites relating to PlanPrescriber partner Medicare product lead referrals; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income for the three months ended December 31, 2011 consists of GAAP operating income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

•	intangible asset amortization expense.

•	Non-GAAP operating income for the three months ended December 31, 2010 consists of GAAP operating income excluding the following items:

•	a one-time revenue item and its associated cost of revenue that management considers non-recurring and extraordinary,

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718 and

•	intangible asset amortization expense.

•	Non-GAAP operating margins for the three months ended December 31, 2011 are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP operating margins for the three months ended December 31, 2010 are calculated by dividing non-GAAP operating income by GAAP total revenue as adjusted for a one-time revenue item.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, interest and other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income for the three months ended December 31, 2011 consists of GAAP net income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

•	intangible asset amortization expense, and

•	the related income tax benefit of these excluded items.

•	Non-GAAP net income for the three months ended December 31, 2010 consists of GAAP net income excluding the following items:

•	a one-time revenue item and its associated cost of revenue that management considers non-recurring and extraordinary,

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

•	intangible asset amortization expense and

•	the related income tax impact of these excluded items.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2010		December 31, 2011
Assets		(1)
Current assets:
Cash and cash equivalents	$128,074		$123,607
Accounts receivable	10,810		8,055
Deferred income taxes	5,347		4,622
Prepaid expenses and other current assets	4,361		3,377

Total current assets	148,592		139,661
Property and equipment, net	4,528		4,631
Deferred income taxes	3,119		3,390
Other assets	2,937		5,641
Acquired intangible assets, net	12,573		10,526
Goodwill	14,096		14,096

Total assets	$185,845		$177,945

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,573		$2,391
Accrued compensation and benefits	7,523		7,904
Accrued marketing expenses	3,644		6,195
Deferred revenue	2,785		314
Other current liabilities	2,672		1,547

Total current liabilities	20,197		18,351
Other non-current liabilities	3,451		3,920
Stockholders’ equity:
Common stock	26		26
Additional paid-in capital	203,231		215,364
Treasury stock, at cost	(56,202)		(81,557)
Retained earnings	14,937		21,661
Accumulated other comprehensive income	205		180

Total stockholders’ equity	162,197		155,674

Total liabilities and stockholders’ equity	$185,845		$177,945

(1)	The condensed consolidated balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010		2011
				(2)
Revenue:
Commission	$39,681	$31,276	$135,366		$120,321
Other	11,027	11,844	25,038		31,327

Total revenue	50,708	43,120	160,404		151,648
Operating costs and expenses:
Cost of revenue	2,740	1,353	5,499		8,340
Marketing and advertising (1)	15,307	18,474	60,102		56,877
Customer care and enrollment (1)	5,271	6,633	17,810		22,898
Technology and content (1)	5,042	5,224	19,241		21,657
General and administrative (1)	5,855	6,294	24,055		26,593
Amortization of acquired intangible assets	427	765	1,138		2,046

Total operating costs and expenses	34,642	38,743	127,845		138,411

Income from operations	16,066	4,377	32,559		13,237
Interest and other income (expense), net	(4)	8	9		(53)

Income before provision for income taxes	16,062	4,385	32,568		13,184
Provision for income taxes	7,452	2,125	15,086		6,460

Net income	$8,610	$2,260	$17,482		$6,724

Net income per share:
Basic	$0.39	$0.11	$0.76		$0.32
Diluted	$0.38	$0.11	$0.73		$0.31
Weighted-average number of shares used in per share amounts:
Basic	22,061	20,006	23,118		20,947
Diluted	22,849	20,889	23,873		21,703

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$201	$188	$808		$962
Customer care and enrollment	102	80	384		344
Technology and content	383	333	1,622		1,669
General and administrative	892	873	3,581		4,121

Total	$1,578	$1,474	$6,395		$7,096

(2)	The condensed consolidated statement of income for the year ended December 31, 2010 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Operating activities			(3)
Net income	$8,610	$2,260	$17,482	$6,724
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	7,464	1,908	14,274	5,604
Depreciation and amortization	629	559	2,209	2,358
Amortization of acquired intangible assets	427	765	1,138	2,046
Amortization and accretion on marketable securities, net	—	—	50	—
Stock-based compensation expense	1,578	1,474	6,395	7,096
Excess tax benefits from stock-based compensation	(5,493)	(1,956)	(12,853)	(4,690)
Deferred rent	(6)	(10)	(11)	(3)
Loss on disposal of property and equipment	—	—	9	38
Changes in operating assets and liabilities:
Accounts receivable	(7,592)	(4,315)	(8,146)	3,383
Prepaid expenses and other current assets	783	752	(1,062)	2,628
Other assets	18	112	43	(16)
Accounts payable	(3,322)	(294)	(459)	(1,948)
Accrued compensation and benefits	726	(92)	2,311	363
Accrued marketing expenses	(600)	1,860	(235)	2,551
Deferred revenue	2,266	(839)	2,356	(2,471)
Other current liabilities	(1,847)	353	(2,992)	(1,122)

Net cash provided by operating activities	3,641	2,537	20,509	22,541

Investing activities
Purchases of property and equipment	(465)	(475)	(2,948)	(2,407)
Acquisition of PlanPrescriber, net of cash acquired	—	—	(27,203)	—
Purchase of other assets	(2,550)	(284)	(2,550)	(4,190)
Maturities of marketable securities	—	—	22,100	—

Net cash used in investing activities	(3,015)	(759)	(10,601)	(6,597)

Financing activities
Proceeds from exercise of common stock options	346	715	814	899
Cash used to net-share settle equity awards	(11)	(4)	(586)	(552)
Excess tax benefits from stock-based compensation	5,493	1,956	12,853	4,690
Repurchases of common stock	(17,479)	(7,322)	(26,203)	(25,355)
Principal payments in connection with capital lease	(11)	(17)	(44)	(63)

Net cash used in financing activities	(11,662)	(4,672)	(13,166)	(20,381)

Effect of exchange rate changes on cash and cash equivalents	(3)	—	(7)	(30)

Net decrease in cash and cash equivalents	(11,039)	(2,894)	(3,265)	(4,467)
Cash and cash equivalents at beginning of period	139,113	126,501	131,339	128,074

Cash and cash equivalents at end of period	$128,074	$123,607	$128,074	$123,607

(3)	The condensed consolidated statement of cash flows for the year ended December 31, 2010 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2011
Key Metrics:
Operating cash flows (1)	$3,641,000	$2,537,000
IFP submitted applications (2)	111,200	103,200
IFP approved members (3)	94,200	85,500
Total approved members (4)	128,300	139,600
Commission revenue (5)	$39,681,000	$31,276,000
Commission revenue per estimated member for the period (6)	$50.97	$38.47
Total revenue (7)	$50,708,000	$43,120,000
Total revenue per estimated member for the period (8)	$65.13	$53.04

	As of December 31, 2010	As of December 31, 2011
IFP estimated membership (9)	680,900	675,000
Total estimated membership (10)	778,300	815,500

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2011
Marketing and advertising expenses (11)	$15,307,000	$18,474,000
Marketing and advertising expenses as a percentage of total revenue (12)	30%	43%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	45%	43%
Marketing partners (14)	29%	33%
Online advertising (15)	26%	24%

Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)	Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2010—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(8)

Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2010—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2010—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(10)	Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2010—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,276	73%	$—	$31,276	73%
Other	11,844	27	—	11,844	27

Total revenue	43,120	100	—	43,120	100
Operating costs and expenses:
Cost of revenue	1,353	3	—	1,353	3
Marketing and advertising (1)	18,474	43	(188)	18,286	42
Customer care and enrollment (1)	6,633	15	(80)	6,553	15
Technology and content (1)	5,224	12	(333)	4,891	11
General and administrative (1)	6,294	15	(873)	5,421	13
Amortization of acquired intangible assets (2)	765	2	(765)	—	—

Total operating costs and expenses	38,743	90	(2,239)	36,504	85

Income from operations	4,377	10	2,239	6,616	15
Interest and other income, net	8	0	—	8	0

Income before provision for income taxes	4,385	10	2,239	6,624	15
Provision for income taxes (3)	2,125	5	773	2,898	7

Net income (4)	$2,260	5%	$1,466	$3,726	9%

Net income per share: (4)
Basic	$0.11		$0.08	$0.19
Diluted	$0.11		$0.07	$0.18
Weighted-average number of shares used in per share amounts:
Basic	20,006		20,006	20,006
Diluted	20,889		20,889	20,889

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.8 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission (1)	$39,681	78%	$(6,000)	$33,681	75%
Other	11,027	22	—	11,027	25

Total revenue	50,708	100	(6,000)	44,708	100
Operating costs and expenses:
Cost of revenue (1)	2,740	5	(100)	2,640	6
Marketing and advertising (2)	15,307	30	(201)	15,106	34
Customer care and enrollment (2)	5,271	10	(102)	5,169	12
Technology and content (2)	5,042	10	(383)	4,659	10
General and administrative (2)	5,855	12	(892)	4,963	11
Amortization of acquired intangible assets (3)	427	1	(427)	—	—

Total operating costs and expenses	34,642	68	(2,105)	32,537	73

Income from operations	16,066	32	(3,895)	12,171	27
Interest and other income (expense), net	(4)	(0)	—	(4)	(0)

Income before provision for income taxes	16,062	32	(3,895)	12,167	27
Provision for income taxes (4)	7,452	15	(1,770)	5,682	13

Net income (5)	$8,610	17%	$(2,125)	$6,485	15%

Net income per share: (5)
Basic	$0.39		$(0.10)	$0.29
Diluted	$0.38		$(0.10)	$0.28
Weighted-average number of shares used in per share amounts:
Basic	22,061		22,061	22,061
Diluted	22,849		22,849	22,849

Explanation of adjustments

(1)	Non-GAAP results exclude a one-time revenue item received from a carrier partner and associated cost of revenue.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude intangible asset amortization expense.
(4)	Non-GAAP provision for income taxes excludes estimated income tax expense of $2.4 million related to a one-time revenue item and its associated cost of revenue listed in note (1) above, estimated income tax benefit of $0.6 million related to both stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.
(5)	Non-GAAP net income and non-GAAP net income per share exclude a one-time revenue item and its associated cost of revenue listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above, less the related income tax impact of these excluded items listed in note (4) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$120,321	79%	$—	$120,321	79%
Other	31,327	21	—	31,327	21

Total revenue	151,648	100		151,648	100
Operating costs and expenses:
Cost of revenue	8,340	5	—	8,340	6
Marketing and advertising (1)	56,877	38	(962)	55,915	37
Customer care and enrollment (1)	22,898	15	(344)	22,554	15
Technology and content (1)	21,657	14	(1,669)	19,988	13
General and administrative (1)	26,593	18	(4,121)	22,472	15
Amortization of acquired intangible assets (2)	2,046	1	(2,046)	—	—

Total operating costs and expenses	138,411	91	(9,142)	129,269	85

Income from operations	13,237	9	9,142	22,379	15
Interest and other income (expense), net	(53)	(0)	—	(53)	(0)

Income before income taxes	13,184	9	9,142	22,326	15
Provision for income taxes (3)	6,460	4	3,044	9,504	6

Net income (4)	$6,724	4%	$6,098	$12,822	8%

Net income per share: (4)
Basic	$0.32		$0.29	$0.61
Diluted	$0.31		$0.28	$0.59
Weighted-average number of shares used in per share amounts:
Basic	20,947		20,947	20,947
Diluted	21,703		21,703	21,703

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $3.0 million related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission (1)	$135,366	84%	$(6,000)	$129,366	84%
Other	25,038	16	—	25,038	16

Total revenue	160,404	100	(6,000)	154,404	100
Operating costs and expenses:
Cost of revenue (1)	5,499	3	(100)	5,399	3
Marketing and advertising (2)	60,102	37	(808)	59,294	38
Customer care and enrollment (2)	17,810	11	(384)	17,426	11
Technology and content (2)	19,241	12	(1,622)	17,619	11
General and administrative (2)	24,055	15	(3,581)	20,474	13
Amortization of acquired intangible assets (3)	1,138	1	(1,138)	—	—

Total operating costs and expenses	127,845	80	(7,633)	120,212	78

Income from operations	32,559	20	1,633	34,192	22
Interest and other income, net	9	0	—	9	0

Income before income taxes	32,568	20	1,633	34,201	22
Provision for income taxes (4)	15,086	9	193	15,279	10

Net income (5)	$17,482	11%	$1,440	$18,922	12%

Net income per share: (5)
Basic	$0.76		$0.06	$0.82
Diluted	$0.73		$0.06	$0.79
Weighted-average number of shares used in per share amounts:
Basic	23,118		23,118	23,118
Diluted	23,873		23,873	23,873

Explanation of adjustments

(1)	Non-GAAP results exclude a one-time revenue item received from a carrier partner and associated cost of revenue.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude intangible asset amortization expense.
(4)	Non-GAAP provision for income taxes excludes estimated income tax expense of $2.4 million related to a one-time revenue item and its associated cost of revenue listed in note (1) above, estimated income tax benefit of $2.6 million related to both stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.
(5)	Non-GAAP net income and non-GAAP net income per share exclude a one-time revenue item and its associated cost of revenue listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above, less the related income tax impact of these excluded items listed in note (4) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS AND FISCAL YEARS ENDED DECEMBER 31, 2010 AND 2011

(In thousands, unaudited)

EBITDA Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Net income	$8,610	$2,260	$17,482	$6,724
Stock-based compensation expense (1)	1,578	1,474	6,395	7,096
Depreciation and amortization (2)	629	559	2,209	2,358
Amortization of acquired intangible assets (2)	427	765	1,138	2,046
Interest and other (income) expense, net (3)	4	(8)	(9)	53
Provision for income taxes (4)	7,452	2,125	15,086	6,460

EBITDA	$18,700	$7,175	$42,301	$24,737

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes interest income and other income and expenses.
(4)	Non-GAAP EBITDA excludes income tax expense.